SCHEDULE 14A

PROXY STATEMENT
Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 20, 2004

Dear TCBI Shareholder:

I am pleased to present your company’s first annual report as a publicly-traded company. I encourage you to review it and complete the enclosed card, if you wish to receive future information via email. Additionally, earnings releases, performance information and corporate governance may be found in the investor section of our website at www.TexasCapitalBank.com.

I would also like to invite you to attend the Annual Meeting of Shareholders of Texas Capital Bancshares, Inc., a Delaware corporation, and the holding company for Texas Capital Bank, National Association:

Tuesday, May 18, 2004
10:00 a.m.
2100 McKinney Avenue, 9th Floor
Dallas, Texas 75201
214.932.6600

The attached Notice of Annual Shareholders’ Meeting describes the formal business to be transacted at the Annual Meeting. Certain directors and officers will be present at the meeting and will be available to answer any questions you may have.

We encourage you to review carefully the accompanying materials and sign, date, and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a proxy.

On behalf of the board of directors and all the employees of Texas Capital Bancshares, Inc., and its operating entities, thank you for your continued support.

Sincerely,

Joseph M. Grant
Chairman and Chief Executive Officer

TEXAS CAPITAL BANCSHARES, INC.
2100 McKinney Avenue
9th Floor
Dallas, Texas 75201

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To be held May 18, 2004

     NOTICE IS HEREBY GIVEN that the annual stockholders’ meeting (the “Annual Meeting”) of Texas Capital Bancshares, Inc. (the “Company”), a Delaware corporation, and the holding company for Texas Capital Bank, National Association, will be on Tuesday, May 18, 2004, at 10:00 a.m. at the offices of the Company located at 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201.

A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	election of fifteen (15) directors for terms of one year each or until their successors are elected and qualified, and

2.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying proxy statement.

Stockholders of record at the close of business on March 29, 2004 are the only stockholders entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the board of directors,

Larry A. Makel
Secretary

April 20, 2004
Dallas, Texas

PROXY STATEMENT

TEXAS CAPITAL BANCSHARES, INC.
2100 McKinney Avenue
9th Floor
Dallas, Texas 75201

PROXY STATEMENT
FOR THE ANNUAL STOCKHOLDERS’ MEETING
ON MAY 18, 2004

MEETING INFORMATION

     This proxy statement is being furnished to Texas Capital Bancshares, Inc. (the “Company”) stockholders on April 20, 2004, in connection with the solicitation of proxies by the board of directors to be voted at the annual stockholders’ meeting (the “Annual Meeting”). The Annual Meeting will be on May 18, 2004, at 10:00 a.m. at the offices of the Company located at 2100 McKinney, 9th Floor, Dallas, Texas 75201. The Company is the parent corporation of Texas Capital Bank, National Association (the “Bank”).

The purpose of the Annual Meeting is to consider and vote upon:

1.	election of fifteen (15) directors, and

2.	other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

RECORD DATE AND VOTING SECURITIES

You are entitled to one vote for each share of voting common stock you own. However, you will not be entitled to vote any shares of Series A-1 Non-voting Common Stock you own.

Your proxy will be voted in accordance with the directions you specify in the proxy. If you do not provide directions in the proxy but sign the proxy and return it, your proxy will be voted (a) FOR each of the nominees for director named in the proxy statement and (b) in the discretion of the proxy holders, for any other proposals that properly come before the Annual Meeting.

Only those stockholders that owned shares of our voting common stock on March 29, 2004, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 24,858,283 shares of voting common stock outstanding held by 656 identified holders.

QUORUM AND VOTING

In order to have a quorum to transact business at the Annual Meeting, at least a majority of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the board of directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies. Abstentions and broker non-votes will be counted toward a quorum but will not be counted in the votes for each of the proposals presented at the Annual Meeting.

SOLICITATION AND VOTING OF PROXIES

It is important that you are represented by proxy or are present in person at the Annual Meeting. We request that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy but do not provide any instructions, your proxy will be voted FOR each of the nominees as directors.

Other than the election of fifteen (15) directors, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.

You may revoke your proxy at any time prior to its exercise by:

1.	filing a written notice of revocation with the secretary of the Company,

2.	delivering to the Company a duly executed proxy bearing a later date, or

3.	attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person.

A plurality of the votes cast in person or by proxy by the holders of voting common stock is required to elect a director. The 15 nominees receiving the highest number of votes cast by the holders of voting common stock will be elected as directors. There will be no cumulative voting in the election of directors.

Abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the Annual Meeting. With respect to all other matters, abstentions will have the same legal effect as a vote against such matters, and broker non-votes will have no effect on such matters. A broker non-vote occurs if a broker or other nominee holder of shares does not have discretionary authority and has not received voting instructions with respect to a particular matter.

Our board of directors is making this solicitation and the Company will pay the costs of this proxy solicitation. The directors, officers and regular employees of the Company and the Bank may also solicit proxies by telephone or in person but will not be paid additional compensation to do so.

PROPOSALS FOR STOCKHOLDER ACTION

Election of Directors

We currently have fifteen (15) directors on the board of directors. Directors serve a one-year term or until their successors are elected and qualified. All of the nominees below currently serve as a director and have indicated their willingness to continue to serve as a director if elected. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.

Nominees

At the Annual Meeting, the stockholders will elect fifteen (15) directors. The board of directors recommends a vote FOR each of the nominees set forth below:

Name	Age	Position
Joseph M. (Jody) Grant	65	Director; Chairman, Chief Executive Officer

George F. Jones, Jr.	60	Director; President and Chief Executive Officer of Texas Capital Bank, N.A.

Peter B. Bartholow	55	Director; Chief Financial Officer

Leo Corrigan III	50	Director

James R. Erwin	59	Director

Frederick B. Hegi, Jr.	60	Director

James R. Holland, Jr.	60	Director

Larry A. Makel	50	Director; Corporate Secretary

Walter W. McAllister III	62	Director

Lee Roy Mitchell	67	Director

Steve Rosenberg	45	Director

John C. Snyder	62	Director

Robert W. Stallings	54	Director

James Cleo Thompson, Jr.	73	Director

Ian J. Turpin	59	Director

Joseph M. (Jody) Grant has been our Chairman of the Board and Chief Executive Officer since we commenced operations in 1998. In addition, he currently serves as the Chairman of the Board of our Bank. Prior to co-founding our company, Mr. Grant served as Executive Vice President, Chief Financial Officer and a member of the board of directors of Electronic Data Systems Corporation from 1990 to March 1998. From 1986 to 1989, Mr. Grant had served as the Chairman and Chief Executive Officer of Texas American Bancshares, Inc.

George F. Jones, Jr. has served as the Chief Executive Officer and President of our Bank since its inception in December 1998. Mr. Jones was also a founder of Resource Bank, our predecessor bank. From 1993 until 1995, Mr. Jones served as an Executive Vice President of Comerica Bank, which acquired NorthPark National Bank in 1993. From 1986 until Comerica’s acquisition of NorthPark in 1993, Mr. Jones served as either NorthPark’s President or President and Chief Executive Officer.

Peter B. Bartholow has served as our Chief Financial Officer since October 6, 2003. Mr. Bartholow had served as a Managing Partner with Hat Creek Partners, a Dallas, Texas private equity firm from January 1999 to October 2003. Prior to joining Hat Creek Partners, he was Vice President of Corporate Finance of EDS and also served on A.T. Kearney’s board of directors during that time.

Leo Corrigan III has been a director since September 2001. He has served as President of Corrigan Securities, Inc., a real estate investment company since 1972.

James R. Erwin has served as Managing Director and Partner of Erwin, Graves & Associates, LP since June 2001. In May 2000, he retired as Vice Chairman, Texas of Bank of America, a position he had held since 1997. In this position, Mr. Erwin was responsible for corporate banking, corporate finance, and investment banking in the western half of the U.S. Prior to serving as Vice Chairman, Texas, he held several executive positions with Bank of America and its predecessors. Mr. Erwin also serves on the board of directors of Carreker Corporation and Trammell Crow Company. He has been a director since May 2001.

Frederick B. Hegi, Jr. has been a director since June 1999. He has been a partner of Wingate Partners, an investment company, since he co-founded it in 1987. Mr. Hegi currently serves as Chairman of the board of directors of United Stationers, Inc. and as a director of Drew Industries Incorporated and Lone Star Technologies, Inc.

James R. Holland, Jr. has been a director since June 1999. He has served as the President and Chief Executive Officer of Unity Hunt, Inc., a diversified holding company, since 1991. He has also served as Chief Executive Officer of Hunt Capital Group, LLC, an investment management company, since 1993. Mr. Holland currently serves on the board of directors of Cinemark, Inc. and International Surface Preparation Corporation.

Larry A. Makel has been our Corporate Secretary since our formation in 1998 and a director since September 2001. He is a partner and member of the Executive Committee of Patton Boggs LLP, a national law firm, a position he has held since June 1997.

Walter W. (Bo) McAllister III has been a director since June 1999. He served as Chairman of the Texas Insurance Agency Group of Companies, a group of affiliated property and casualty insurance agencies, from 1992 until his retirement in March 2002.

Lee Roy Mitchell has served as a director since June 1999. He has served as Chairman of the board of directors and Chief Executive Officer of Cinemark USA, Inc., a movie theater operations company, since 1985.

Steve Rosenberg has served as a director since September 2001. He has also served as President and Chief Executive Officer of Fuel Partners, LP, a gasoline marketing service company since 1999.

John C. Snyder has served as a director since June 1999. He has also served as Chairman of Snyder Operating Company LLC, an investment company, since June 2000. From 1977 to 1999, Mr. Snyder served as Chairman of the board of directors and Chief Executive Officer of Snyder Oil Corporation, an energy exploration and production company. In 1999, Snyder Oil Corporation was acquired by Santa Fe Snyder Corporation, an energy exploration and production company, where Mr. Snyder served as Chairman of the board of directors through June 2000. He also currently serves as a director of SOCO International plc, a UK oil and gas exploration company.

Robert W. Stallings has served as a director since August 2001. He has also served as Chairman of the board of directors and Chief Executive Officer of Stallings Capital Group, an investment company, since March 2001. From 1991 to 2001, Mr. Stallings served as Chief Executive Officer of Pilgrim Capital Group, an investment company. He also currently serves as a director of Gainsco, Inc. and Crescent Real Estate Equities Co.

James Cleo Thompson, Jr. has been a director since September 2001. He has served as Chairman of the board of directors and President of Thompson Petroleum Corporation, an energy exploration and production company since 1978.

Ian J. Turpin has been a director since May 2001. Since 1992, he has served as President and director of The LBJ Holding Company and various companies affiliated with the family of the late President of the United States, Lyndon B. Johnson, which are involved in radio, real estate, private equity investments and managing diversified investment portfolios.

Required Vote, Recommendation

To elect a nominee, a plurality of the holders of the votes represented by shares of common stock present or represented at the Annual Meeting must be voted FOR that nominee with respect to each director position.

The board of directors recommends a vote FOR the election of each of the nominees.

Other Matters

We do not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

BOARD AND COMMITTEE MATTERS

Board of Directors

The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings. The board of directors met ten times during the 2003 fiscal year. With the exception of Fred B. Hegi, Jr., Lee Roy Mitchell, James C. Thompson, Jr. and Ian J. Turpin, each director participated in at least 75% or more of the total number of meetings of the board of directors.

Director Independence

The board of directors has determined, most recently at its meeting on March 16, 2004, that each director other than Joseph M. Grant, George F. Jones, Jr., Peter B. Bartholow and Larry A. Makel qualifies as an

“Independent Director” as defined in Rule 4200(a)(15) of the NASDAQ Stock Market listing standards and as further defined by recent statutory and rule changes.

Committees of the Board of Directors and Meeting Attendance

The board of directors had three standing committees during 2003.

•	Executive Committee. The Executive Committee has the power to act on behalf of the board of directors and to direct and manage the business and affairs of the Company whenever the board of directors is not in session. Executive Committee members are James R. Holland, Jr. (Chairman), Joseph M. Grant, Frederick B. Hegi, Jr., Larry A. Makel, and Robert W. Stallings. During 2003, the Executive Committee met seven times. All members of the Executive Committee participated in at least 75% of all meetings.

•	Nominating Committee. The Nominating Committee is comprised of the Independent members of the Executive Committee, including James R. Holland (Chairman), Frederick B. Hegi and Robert W. Stallings. The Nominating Committee evaluates and recommends candidates for election as directors, makes recommendations concerning the size and composition of the board of directors, develops and implements the Company’s corporate governance policies, develops specific criteria for director independence and assesses the effectiveness of the board of directors. Each member of the Nominating Committee is an independent director. Our board of directors has adopted a charter for the Nominating Committee, a copy of which is included as Exhibit B hereto.

In evaluating and determining whether to nominate a candidate for a position on the Company’s board of directors, the Nominating Committee considers high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Nominating Committee utilizes a variety of methods. The Nominating Committee regularly assesses the size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. Candidates may come to the attention of the Nominating Committee from current directors, stockholders, professional search firms, officers or other persons. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation. The Nominating Committee was formed in 2004 and, as a result, did not meet during 2003.

•	Audit Committee. The Company has an Audit Committee composed of Independent directors that review the professional services and independence of the Company’s independent auditors and its accounts, procedures and internal controls. The board of directors has adopted a written charter for the Audit Committee. The Audit Committee recommends to the board of directors the firm selected to be our independent auditors and monitors the performance of such firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent auditors our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent auditors or the board of directors, and evaluates all of our public financial reporting documents. The Audit Committee is composed of four Independent directors. Audit Committee members are Walter W. (Bo) McAllister III (Chairman), Steve Rosenberg, Robert W. Stallings, and Ian J. Turpin. During 2003, the Audit Committee met nine times. All members of the Audit Committee participated in at least 75% of all meetings.

Audit Committee Financial Expert. The board of directors has determined that each of the four audit committee members is financially literate under the current listing standards of the NASDAQ. The board of directors also determined that all members qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

•	Human Resources Committee. The Human Resources Committee is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Human Resources Committee also administers the Company’s incentive stock option plans (the “Stock Option Plans”) for officers and key employees and the Company’s incentive bonus programs for executive officers and employees. Human Resources Committee members are Frederick B. Hegi, Jr. (Chairman), James R. Erwin, Lee Roy Mitchell, and John C. Snyder. During 2003, the Human Resources Committee met one time. All members of the Human Resources Committee were present at this meeting.

Directors’ Compensation

Directors do not receive any cash fees for attending meetings. During 2001, each director was awarded options to purchase 4,000 shares of the Company’s common stock. Upon each re-election to the board of directors after 2001, directors were awarded options to purchase 4,000 shares of the Company’s common stock. The options are exercisable at the market price on the date of grant. Directors are reimbursed for their travel and reasonable out-of-pocket expenses incurred by them in performing their duties.

Communications With the Board

Stockholders may communicate with the board of directors, including the non-management directors, by sending an e-mail to bod@texascapitalbank.com or by sending a letter to the board of directors, c/o Corporate Secretary, 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the board or to any specific director to whom the correspondence is directed.

Report of the Audit Committee

The Audit Committee’s general role as an audit committee is to assist the board of directors in overseeing the Company’s financial reporting process and related matters. The board of directors has adopted a written Amended and Restated Charter of the Audit Committee dated March 16, 2004, a copy of which is included as Exhibit A hereto. Each member of the Audit Committee is “Independent” as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market, Inc.

The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2003.

The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young LLP such independent auditors’ independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Walter W. McAllister, Chairperson
Steve Rosenberg
Robert W. Stallings
Ian J. Turpin

Code of Ethics

The Company has adopted a code of ethics that applies to all its employees, including its chief executive officer, chief financial officer and controller. The Company has made the code of ethics available on its website at http://www.texascapitalbank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2004 concerning the beneficial ownership of the Company’s voting common stock: (a) each director, director nominee and executive officer, (b) each person we know to beneficially own more than 5% of the issued and outstanding shares of a class of common stock, and (c) all of our executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted.

	Number of Shares of		Percent of Shares of
	Common Stock		Common Stock
Name (1)	Beneficially Owned		Outstanding
Peter B. Bartholow	23,000	(2)	*
C. Keith Cargill	191,868	(3)	*
Leo Corrigan III	92,000	(4)	*
James R. Erwin	70,000	(5)	*
Joseph M. (Jody) Grant	881,586	(6)	3.55%
Frederick B. Hegi, Jr.	217,518	(7)	*
James R. Holland, Jr.	283,036	(8)	1.14%
George F. Jones, Jr.	255,374	(9)	1.03%
Larry A. Makel	142,200	(10)	*
Walter W. (Bo) McAllister III	44,000	(11)	*
Lee Roy Mitchell	220,218	(12)	*
Steve Rosenberg	40,000	(13)	*
John C. Snyder	352,000	(14)	1.42%
Robert W. Stallings	154,856	(15)	*
James Cleo Thompson, Jr.	180,358	(16)	*
Ian J. Turpin	191,312	(17)	*
All 16 officers and directors as a group	3,339,326		13.43%**

*	Less than 1% of the issued and outstanding shares of the class.

**	Percentage is calculated on the basis of 24,858,683 shares, the total number of shares of voting common stock outstanding on March 31, 2004.

(1)	Unless otherwise stated, the address for each person in this table is 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201.

(2)	Includes 8,000 shares held by Mr. Bartholow and 15,000 shares of vested restricted stock units.

(3)	Includes 392 shares held by Mr. Cargill and 143,976 shares held by Cargill Lakes Partners, Ltd. Mr. Cargill is the President of Cargill Lakes Partners’ general partner, Cargill Lakes, Inc. Includes 40,000 shares of common stock that may be acquired upon exercise of options. Includes 7,500 shares of vested restricted stock units.

(4)	Includes 18,000 shares of common stock, held by Corrigan Securities, Inc., of which Mr. Corrigan is President, and 62,000 shares held by Corrigan Holdings, Inc., of which Mr. Corrigan is President. Includes 12,000 shares that may be acquired upon exercise of options.

(5)	Includes 28,000 shares held by Mr. Erwin and 24,000 shares of common stock, held by Erwin Graves & Associates LP, of which Mr. Erwin is the Managing Director and Partner. Includes 18,000 shares that may be acquired upon exercise of options.

(6)	Includes 70,000 shares that may be acquired upon exercise of options and 746,586 shares held by Mr. Grant. Also includes 65,000 shares which are currently held in irrevocable trusts and of which Mr. Grant disclaims beneficial ownership.

(7)	Includes 137,132 shares held by Valley View Capital Corp. Retirement Savings Trust for the benefit of Mr. Hegi, 24,252 shares held by the F.B. Hegi Trust of which Mr. Hegi is the beneficiary, and 44,134 shares held directly by Mr. Hegi. Includes 12,000 shares that may be acquired upon exercise of options.

(8)	Includes 271,036 shares held by Hunt Capital Partners, L.P. of which Mr. Holland is President and Chief Executive Officer. Also includes 12,000 shares that may be acquired upon exercise of options that are issued in the name of Hunt Capital Group, LLC of which Mr. Holland is Chief Executive Officer.

(9)	Includes 162,918 shares held by G & M Partners Ltd., of which Mr. Jones is the Managing General Partner, 30,456 shares held directly by Mr. Jones, and 50,000 shares that may be acquired upon exercise of options. Includes 12,000 shares of vested restricted stock units.

(10)	Includes 107,198 shares held by The Makel Family Partnership, 1995, Ltd. of which Mr. Makel is the General Partner, 23,002 shares held by Mr. Makel, and 12,000 shares that may be acquired upon the exercise of options.

(11)	Includes 32,000 shares held directly by Mr. McAllister and 12,000 shares that may be acquired upon the exercise of options.

(12)	Includes 208,218 shares held by T&LRM Family Partnership Ltd. Mr. Mitchell is the Chief Executive Officer of PBA Development, Inc., which is the general partner of T&LRM. Also includes 12,000 shares that may be acquired upon exercise of options.

(13)	Includes 28,000 shares held by Mr. Rosenberg and 12,000 shares that may be acquired upon exercise of options.

(14)	Includes 180,000 shares held by Snyder Family Investments, L.P., of which Snyder Operating Company LLC is the general partner. Mr. Snyder is the President of Snyder Operating Company LLC. Also, includes 100,000 shares of common stock, held by the NTS/JCS Charitable Remainder Unitrust, of which Mr. Snyder is the trustee and 12,000 shares that may be acquired upon exercise of options. Also includes 60,000 shares of common stock, held by the Nancy and John Snyder Foundation. Mr. Snyder disclaims beneficial ownership of the shares held by the Nancy and John Snyder Foundation.

(15)	Includes 142,856 shares of common stock and 12,000 shares that may be acquired upon exercise of options.

(16)	Includes 38,218 shares held by Mr. Thompson, 42,040 shares held by Big T Investments, of which Mr. Thompson is the principal, and 74,080 shares held by J. Cleo Thompson Life Estate Trust, of which Mr. Thompson is the beneficiary. Also includes 26,020 shares of common stock that are held by the Jean Christine Thompson Trust II and of which Mr. Thompson disclaims beneficial ownership.

(17)	Includes 13,794 shares held by Mr. Turpin, 27,586 shares held by Windermere LP, an entity of which Mr. Turpin can be deemed a controlling person, and 137,932 shares held by LBJ Capital, L.P., an entity of which Mr. Turpin can be deemed a controlling person. Also includes 12,000 shares that may be acquired upon exercise of options.

             In addition to the voting common stock, we have also issued a class of nonvoting common stock titled “Series A-1 Non-voting Common Stock”. As of March 29, 2004, there were 286,934 shares of Series A-1 Non-voting Common Stock issued and outstanding, all of which were held by Goff Moore Strategic Partners, L.P.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the years ending December 31, 2003, 2002 and 2001, the cash compensation paid and other compensation paid or accrued to the Chief Executive Officer and each of the Company’s four other most highly compensated executive officers and the Company’s former President, who resigned in April 2003 (the “Named Executives”).

						Awards		Payouts
							Securities
Name and				Other Annual		Restricted	Underlying	All Other
Principal Position	Year	Salary ($)	Bonus	Compensation		Stock	Options/SARs	Compensation
Joseph M. (Jody) Grant	2003	$279,167	$55,000	$7,200	(1)	0	0	$7,810	(3)
Chairman and Chief Executive	2002	$275,000	$0	$0		90,000	0	$6,603	(3)
Officer	2001	$275,000	$0	$0		0	0	$5,873	(3)
Raleigh Hortenstine III (2)	2003	$72,919	$45,000	$402,371	(5)	0	0	$2,115	(3)
President	2002	$250,000	$0	$7,200	(1)	9,000	0	$6,049	(3)
	2001	$250,000	$0	$7,200	(1)	0	0	$3,675	(3)
George F. Jones, Jr.	2003	$254,167	$50,000	$7,200	(1)	0	0	$7,513	(3)
President and Chief Executive	2002	$238,542	$0	$7,200	(1)	80,000	0	$6,371	(3)
Officer of Texas Capital Bank	2001	$225,000	$0	$7,200	(1)	0	0	$6,971	(3)
Peter B. Bartholow	2003	$59,688	$0	$1,800	(1)	53,750	0	$62,500	(4)
Chief Financial Officer Gregory B. Hultgren (6)	2003	$163,333	$30,000	$7,200	(1)	0	0	$0
Executive Vice President and	2002	$150,000	$0	$7,200	(1)	0	0	$0
Chief Operations Officer	2001	$140,000	$0	$7,200	(1)	0	0	$0
C. Keith Cargill	2003	$203,333	$37,250	$7,200	(1)	0	0	$1,072	(3)
Executive Vice President and	2002	$187,542	$0	$7,200	(1)	50,000	0	$0
Chief Lending Officer of Texas	2001	$175,000	$0	$7,200	(1)	0	0	$0
Capital Bank

(1)	Represents amounts paid to reimburse automotive expenses.

(2)	Mr. Hortenstine resigned in April 2003.

(3)	Represents amounts paid for dues to certain country clubs.

(4)	Consulting fees paid prior to Mr. Bartholow’s employment.

(5)	Includes amounts paid to reimburse automotive expenses as well as a lump sum payment at the time of separation and non-compete payments associated with the separation.

(6)	Mr. Hultgren resigned in February 2004.

Fiscal Year-End Option/SAR Values

The Named Executives did not exercise any of their options during 2003. The following table sets forth the number and value of options that the Named Executives owned as of March 31, 2004:

	Number of Securities		Value of Unexercised
	Underlying Unexercised Options/		In-The-Money Options/SARs
Name	SARs at Fiscal Year-End		at Fiscal Year-End (1)
Joseph M. (Jody) Grant	70,000	(2)	$576,100
Peter B. Bartholow	50,000	(3)	$311,500
George F. Jones, Jr.	50,000	(2)	$411,500
C. Keith Cargill	40,000	(2)	$329,200

(1)	Value of options based on a fair market value per share of $14.48, which is based upon the price as of December 31, 2003.

(2)	Options issued on October 1, 1998 of which all are currently exercisable with an exercise price of $6.25 per share.

(3)	Options issued on July 9, 2003, of which none are currently exercisable and one-fifth of which vests on July 9, 2004 with an exercise price of $8.25 per share.

Non-director Management Biography

Set forth below is the biography of our executive officer who is not a member of our board of directors, and his age and positions as of the date of this Proxy Statement.

C. Keith Cargill (51) has served as an Executive Vice President and Chief Lending Officer of our Bank since its inception in December 1998. Mr. Cargill has more than 20 years of banking experience. He began his banking career at Texas American Bank in 1977, where he was the manager of the national corporate lending division of the flagship bank in Fort Worth. In 1985, Mr. Cargill became President and Chief Executive Officer of Texas American Bank/Riverside, Ft. Worth. In 1989, Mr. Cargill joined NorthPark National Bank as an Executive Vice President and Chief Lending Officer. When NorthPark was acquired by Comerica Bank in 1993, Mr. Cargill joined Comerica as Senior Vice President and middle market banking manager.

Human Resources Committee Report on Executive Compensation

During 2003, the Human Resources Committee of the board of directors consisted of the four directors whose names appear below. Each member of the Human Resources Committee is an “Independent director” as defined in Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. listing standards and as further defined by recent statutory and rule changes. This report describes the elements of the Company’s executive officer compensation programs and the basis on which 2003 compensation determinations were made by the Human Resources Committee with respect to the executive officers of the Company, including the Named Executives.

The Human Resources Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

•	to provide motivation for the executive officers and to enhance stockholder value by linking their compensation to the value of common stock,

•	to retain the executive officers who have led the Company and the Bank,

•	to allow the Company and the Bank to attract high quality executive officers in the future by providing total compensation opportunities consistent with those provided in the industry and commensurate with the Company’s and the Bank’s level of performance, and

•	to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average.

The executive compensation package available to executive officers is composed of (a) base salary, (b) annual bonus awards, and (c) long-term incentive compensation, including options and stock awards. In order to more effectively retain our senior executive officers, we determined it was in the best interest of the Company to enter into employment agreements with these officers. In October 2002, we entered into Employment Agreements with Joseph M. Grant, George F. Jones, Jr. and C. Keith Cargill and in October 2003 we entered into an Employment Agreement with Peter B. Bartholow. All are members of our executive management team. The Employment Agreements have a term of two years, subject to renewal, and have a compensation package that includes a base salary, bonus and a grant of restricted stock under our 1999 Omnibus Stock Plan. Also, as part of the compensation paid, each executive will be eligible to participate in the employee benefit programs and receive other perquisites generally available to our other employees holding positions similar to that of the executives.

The Human Resources Committee regularly reviews the Company’s compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. Factors taken into account in assessing the compensation of individual officers include the officer’s performance and contribution to the Company, experience, strategic impact, external equity or market value, internal equity or fairness, and retention priority. The various components of the compensation programs for executive officers are discussed below.

Base Salary. In determining salary levels, the Human Resources Committee considers the entire compensation package for executive officers, including the equity compensation provided under stock plans. We intend for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The Human Resources Committee determines the level of any salary increase to take effect at the beginning of each fiscal year after reviewing (a) the qualifications, experience and performance of the executive officers, (b) the compensation paid to persons having similar duties and responsibilities in other institutions, and (c) the size of the bank and the complexity of its operations. The Human Resources Committee consulted a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions. The Human Resources Committee reviews, and if deemed appropriate, adjusts the base salaries of the Company’s executive officers on a yearly basis.

Annual Bonus Awards. In determining bonus awards, the Human Resources Committee considers the entire compensation package of the executive officers. The bonus awards are intended to be consistent with each executive officer’s level of responsibility and with the competitive practices of comparable financial institutions. The Human Resources Committee met during the year to determine bonus compensation paid to our executive officers during 2003 for 2002 performance. The overall bonus pool is determined based on the Company’s profitability and achievement of planned profitability. In 2003, Mr. Grant received a bonus of $55,000, Mr. Jones received a bonus of $50,000, Mr. Cargill received a bonus of $37,250 and Mr. Hultgren received a bonus of $30,000 for their performances in 2002.

Long-term Incentive Compensation. We maintain the Texas Capital Bancshares, Inc. 1999 Omnibus Stock Plan under which employees may receive discretionary grants and awards as determined and awarded solely in the discretion of the Human Resources Committee and approved by the full board. The Human Resources Committee believes that stock ownership is a significant incentive in aligning the interests of employees and stockholders and building stockholder value. In September 2002, the Company granted restricted stock awards to the following officers: 90,000 shares to Joseph M. Grant, 80,000 shares to George Jones and 50,000 shares to C. Keith Cargill. In October 2003, the Company granted a restricted stock award to Peter B. Bartholow of 53,750 shares. Thirty percent of the shares of restricted stock have vested as of March 31, 2004. However, as a result of certain deferral agreements, delivery of some shares has been deferred beyond the vesting date. Pursuant to Mr. Grant’s deferral agreement, he will receive 27,000 shares on August 2, 2008. Pursuant to Mr. Bartholow’s deferral agreement, he will receive 15,000 shares on April 15, 2004. Mr. Jones received 12,000 shares in December 2003 and will receive 12,000 shares in April 2004. Mr. Cargill received 7,500 shares in December 2003 and will receive 7,500 shares in April 2004. In accordance with APB 25, compensation expense is recognized for the performance-based awards of restricted stock granted under the 1999 Omnibus Stock Plan. The Company recognized approximately $430,000 of compensation expense in connection with such awards in 2003.

Compensation of the Chief Executive Officer. After taking into consideration the factors discussed above, the Human Resources Committee entered into an Employment Agreement with Mr. Grant in October of 2002 which set his base salary at $275,000. Mr. Grant’s base salary remained $275,000 until November 1, 2003, when his base salary increased to $300,000. Mr. Grant’s salary was increased on November 1, 2003 due to the Company’s performance in 2003 and the Company’s successful initial public offering of its common stock in August 2003. His base salary is considered to be reasonable and competitive based on published compensation surveys and other publicly available compensation information. The Company also granted Mr. Grant 90,000 shares of restricted stock in September 2002. Thirty percent of the shares of restricted stock have vested. Pursuant to a deferral agreement, 27,000 of the shares granted to Mr. Grant will be delivered on August 2, 2008.

The Human Resources Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, other than awards that may be made under the 1999 Omnibus Stock Plan; however, the Human Resources Committee may in the future decide to authorize other compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interest of the Company.

This report is submitted on April 1, 2004 by the members of the Human Resources Committee:

Frederick B. Hegi, Jr., Chairperson
James R. Erwin
Lee Roy Mitchell
John C. Snyder

Human Resources Committee Interlocks and Insider Participation

None of the executive officers of the Company or the Bank serves on the Human Resources Committee of the board of directors of the Company or any Human Resources Committee of any other company.

Indebtedness of Management and Transactions With Certain Related Persons

In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to the Bank’s and the Company’s officers, directors and employees. The Bank makes all loans to executive officers and directors in the ordinary course of business, on substantially the same terms as those with other customers.

James R. Erwin, a member of our board of directors, is a partner of the consulting firm Erwin, Graves & Associates, LP. We engaged Erwin, Graves & Associates, LP to provide consulting services to us in connection with our stock offering, for which Erwin, Graves & Associates, LP received a consulting fee equal to $85,000 ($30,000 of which was paid in 2002), plus reimbursement of out-of-pocket expenses.

In June 2003, we committed to invest up to $500,000 in Blue Sage Investments, LP, a limited partnership approved as a Small Business Investment Company by the U.S. Small Business Administration. Blue Sage Investments may be considered to be an affiliate of Ian J. Turpin, a member of our board of directors.

In June 2003, we relocated our Austin office to a building owned by a company that may be considered to be an affiliate of Ian J. Turpin, a member of our board of directors. The lease expense is approximately $155,000 annually.

Larry A. Makel, a member of our board of directors and our Corporate Secretary, is a partner in the law firm Patton Boggs LLP. We retain Patton Boggs LLP on a regular basis to perform legal services.

We have entered into indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or under Delaware law. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also may require us to advance any expenses incurred by our directors or officers as a result of any proceeding against them as to which they could be indemnified. As of the date of this filing, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in certain circumstances.

Stock Performance Graph

The following table and graph sets forth the cumulative total stockholder return for the Company’s common stock beginning on August 12, 2003, the date of the Company’s initial public offering compared to an overall stock market index (NASDAQ Bank Index) and the Company’s peer group index (Russell 2000 Index). The Russell 2000 Index represents a universe of U.S. publicly owned small capitalization companies that represent the Company’s industry specific peer group. The Russell 2000 Index and NASDAQ Bank Index are based on total returns assuming reinvestment of dividends.

	August 12,	December 31,
	2003	2003
TCBI	$100.00	$131.64
Russell 2000 Index	100.00	119.82
NASDAQ Bank Index	100.00	115.54

The stock performance graph assumes $100.00 was invested on August 12, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. During 2003, all Section 16(a) reports were filed timely.

AUDITOR FEES AND SERVICES

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories (in thousands) are:

	2003	2002
Audit fees	$432	$465
Audit-related fees	25	194
Tax fees	91	135

	$548	$794

Fees for audit services include fees associated with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our Forms 10-Q and the review of our Form S-3 filed during 2002 and amended during 2003, accounting consultations and management’s assertions regarding effective internal controls in compliance with the requirements of the FDICIA. Audit-related fees included but are not limited to procedures required by the FHLB in 2003 and internal audit services in 2002. Tax fees included various federal, state and local tax services.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

ADDITIONAL INFORMATION

Stockholder Nominees for Director for the 2005 Annual Meeting

You may submit nominees for our board of directors in accordance with Article II, Section 9 of our bylaws. If you would like to submit a nomination for director to be considered at the 2005 Annual Meeting, you must deliver notice of any director nominations to us no later than 180 days nor more than 270 days prior to the Annual Meeting. Director nominations should be directed to:

Texas Capital Bancshares, Inc.
2100 McKinney Avenue, 9th Floor
Dallas, Texas 75201
Attn: Secretary

Stockholder Proposals for the 2005 Annual Meeting

In accordance with Article II, Section 10 of our bylaws, stockholder proposals for the 2005 Annual Stockholders’ Meeting must be received by no later than 180 days nor more than 270 days prior to the meeting to be considered for inclusion in the proxy statement and proxy for the 2005 Annual Meeting. Proposals should be directed to:

Texas Capital Bancshares, Inc.
2100 McKinney Avenue, 9th Floor
Dallas, Texas 75201
Attn: Secretary

Annual Report

Our Annual Report on Form 10-K accompanies this proxy statement.

EXHIBIT A

TEXAS CAPITAL BANCSHARES, INC.

AMENDED AND RESTATED CHARTER
OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

as of March 16, 2004

Purpose

The board of directors is charged with establishing and monitoring adherence to policies and procedures required by regulatory statutes and principles of safety and soundness. Consistent with this function, the board of directors hereby establishes an Audit Committee (the “Committee”). The Committee also functions as the Audit Committee of the board of directors of the Company’s subsidiary, Texas Capital Bank, National Association (the “Bank”). References to the Company herein also include the Bank and all other direct and indirect subsidiaries of the Company. The purpose of the Committee is to oversee the processes of accounting and financial reporting of the Company, the audits and financial statements of the Company and the performance, independence and qualifications of the independent auditor and internal auditors of the Company. The Committee shall assist the board of directors in monitoring:

1.	The Company’s compliance with the board of directors’ policies, operating policies and procedures, applicable laws and regulations and the effectiveness of the Company’s internal controls;

2.	The effectiveness of the system of reporting financial information to the stockholders and the integrity of the consolidated financial statements of the Company; and

3.	The effectiveness and efficiency of the Company’s information systems and the procedures for safeguarding resources against loss.

Membership

The Committee shall be comprised of:

1.	Not less than three members of the board of directors;

2.	Members of the board of directors who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, such as accepting any consulting, advisory or other fees from the Company; and

3.	Members of the board of directors who are, in the board of directors’ judgment, financially literate or who shall become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise sufficient to be considered a “Financial Expert”.

The board of directors may, at any time, and in its complete discretion, replace any member of the Committee.

Authority

The board of directors authorizes the Committee within the scope of its responsibilities to:

1.	Seek any information it requires from any Company employee or any other source deemed advisable. All employees and external parties are directed by the board of directors to cooperate with any request made by the Committee;

2.	Obtain outside legal or other independent professional advice;

3.	Ensure the attendance at Committee meetings of external parties with relevant experience and expertise; and

4.	Obtain from the Company appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

Meetings

The Committee shall meet four times per year or more frequently as circumstances require; provided, that the Committee must meet at least twice per year in executive session, and that the Committee will periodically hold private meetings with management, the internal auditor and the independent auditor. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The proceedings of all meetings will be documented in minutes, which will be approved by the Committee and presented at meetings of the board of directors.

Responsibilities

The Committee shall, in the course of its operation:

1.	Review the disclosure and certifications of the Company’s Chief Executive Officer and Chief Financial Officer as required under Sections 302 and 906 of the Sarbanes-Oxley Act;

2.	Provide an open avenue of communication between the Company’s independent auditor, its internal auditors, and the board of directors;

3.	Instruct the independent auditor that the board of directors is the auditor’s client;

4.	Possess sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor;

5.	Approve the selection of the independent auditor and its annual plan and budget;

6.	Be directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditor for approval by the board of directors, and review and recommend the discharge of the independent auditor. On an annual basis, the Committee will require the independent auditor to submit a formal written statement regarding relationships and services which may affect its objectivity and independence and recommending any actions the board of directors should consider to address such matters;

7.	Be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee;

8.	Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditor;

9.	Consider the independent auditor’s judgments regarding the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

10.	Review quarterly with the independent auditor, before the Company files its Quarterly Report Form 10-Q, any significant events, transactions and changes in accounting estimates which were considered by the independent auditor, in performing the quarterly review, to have affected the quality of the Company’s financial reporting. The Chairperson of the Committee or the Chairperson’s designated representative may represent the entire Committee for purposes of this review;

11.	Obtain, review and discuss reports from the independent auditor regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (iii) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences;

12.	Discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

13.	Review the program of the Company’s internal audit department’s coverage and schedule for each quarter, including proposed recommendations made regarding audits of areas the Committee, management or the auditors believe to be of specific concern;

14.	Receive, prior to each meeting of the Committee, a summary of findings from completed internal audits and compliance audits for the prior period, a progress report on the current internal audit plan, and a report of outstanding weaknesses from prior audits;

15.	Provide sufficient opportunity for the Company’s internal and independent auditors to meet privately with the members of the Committee to discuss any audit findings or other matters they deem relevant;

16.	Have periodic reviews with the Company’s auditors and legal counsel regarding developments and changes in the various federal banking rules, regulations and other laws and the status of the Company’s compliance record;

17.	Establish procedures for properly receiving, retaining and treating complaints received by the Company regarding auditing, internal accounting controls and accounting matters;

18.	Establish procedures for properly handling confidential, anonymous submissions by the Company’s employees regarding questionable accounting or auditing matters;

19.	Annually review and assess the Committee’s Charter and recommend any proposed changes to the board of directors;

20.	Insure that the independent auditors do not perform the non-audit services listed below on behalf of the Company during the time the independent auditors are contemporaneously preparing a mandatory audit: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation; (iii)

appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Accounting Oversight Board determines, by regulation, is impermissible;

21.	Approve in advance of performance by the independent auditors of permitted non-audit services, such as tax services, and cause disclosure of such non-audit services performed by the independent auditors to be made in the Company’s periodic reports;

22.	Review and approve all related party transactions;

23.	Review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

24.	Set clear hiring policies for employees or former employees of the independent auditor; and

25.	Assure the regular rotation of the lead audit partner.

The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guaranty the independent auditor’s report, or to guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

Internal Audit Manager

The Company shall retain a full-time Internal Audit Manager whose primary duty shall be to plan and manage the internal audits of the Company’s operations. The Internal Audit Manager shall review the status and results of internal audits and assess the effectiveness of service providers performing the internal audits. The Internal Audit Manager shall have the responsibility to report directly to the Committee the status of planned and ongoing internal audits and the results of completed audits, as well as the Internal Audit Manager’s assessment of the results of internal audits and the service professionals providing the internal audit services. The Job Description of the Internal Audit Manager, which sets forth the duties of the Internal Audit Manager, is attached hereto as Exhibit A.

The management of the Company may recommend the employment, dismissal or change of duties of the Internal Audit Manager; however, the Committee must provide prior approval of any such employment, dismissal or change of duties.

ATTACHMENT TO AMENDED AND RESTATED CHARTER OF THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS OMITTED

EXHIBIT B

TEXAS CAPITAL BANCSHARES, INC.
CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

The following shall constitute the Nominating Committee Charter (the “Charter”) of the board of directors of Texas Capital Bancshares, Inc. (“the Corporation”):

Organization

There shall be constituted a standing committee of the board of directors of the Corporation (the “Board”) to be known as the nominating committee (the “Nominating Committee”).

Composition and Selection

The Nominating Committee shall be comprised of the members of the Executive Committee of the Board that meet the requirements of an “Independent Director” under the rules of the NASDAQ Stock Market, Inc. The Chairman of the Executive Committee, if such Chairman qualifies as an Independent Director, shall be the Chairman of the Nominating Committee. If the Chairman of the Executive Committee does not qualify as an Independent Director, then the members of the Nominating Committee shall elect the Chairman of the Nominating Committee by majority vote. The duties and responsibilities of Nominating Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

Statement of Purpose

The Nominating Committee is appointed by the Board (a) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next Annual Meeting of stockholders; and (b) to recommend to the Board director nominees for each committee.

Committee Objectives

The Nominating Committee’s objectives shall include serving as an independent and objective party to identify and nominate qualified candidates for director and Board committee placement, and nominating members for each of the Board’s committees.

Committee Authority and Responsibilities

The Nominating Committee shall:

1.	Review the composition of the Board, taking into account the Certificate of Incorporation and the Bylaws;

2.	Review and make recommendations to the Board annually with respect to the compensation of all directors;

3.	Actively seek, identify and recommend to the Board individuals qualified to become board members;

4.	Recommend to the Board nominees for each of the Board’s committees and the chairpersons of such committees;

5.	Make recommendations to the Board regarding tenure and classifications of directors;

6.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; and

7.	Perform such other functions as the Board may request.

The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating Committee also shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Nominating Committee may form and delegate authority to subcommittees when appropriate.

Meetings

The Nominating Committee shall meet as often as may be deemed necessary or appropriate in its judgment and that of the Board. The Chairman or a majority of the members of the Nominating Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. Following each meeting, the Nominating Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

Consistency with Articles of Incorporation

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

Amendments

This Charter may be amended or altered at any meeting of the Board of directors by affirmative vote of the Board.

REVOCABLE PROXY

TEXAS CAPITAL BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2004, 10:00 AM	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph M. Grant and Peter B. Bartholow, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of preferred stock and common stock of Texas Capital Bancshares, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders, on Tuesday May 18, 2004 at 10:00 AM at the offices of Texas Capital Bank, National Association at 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, and at any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed, but if no instructions are specified, the proxy will be voted:

•	FOR the nominees for directors specified

    If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, the proxy will be voted by those named in this proxy in their discretion. At the present time, the board of directors knows of no other business to be presented at the annual meeting.

    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR
☒ Please mark your votes as indicated

Election as Directors of all Nominees (except as marked by ~~striking through~~ the Nominee’s name below):

☐ FOR ALL NOMINEES EXCEPT AS INDICATED	☐ VOTE WITHHELD FROM ALL NOMINEES

Peter B. Bartholow	Joseph M. (Jody) Grant	George F. Jones, Jr.	Lee Roy Mitchell	Robert W. Stallings
Leo Corrigan, III	Freiderich B. Hegi, Jr.	Larry A. Makel	Steven P. Rosenberg	James C. Thompson, Jr.
James R. Ewin	James R. Holland, Jr.	Walter W. (Bo) McAllister III	John C. Snyder	Ian J. Turpin

Please complete, date, sign, and promptly mail this proxy in the enclosed postage-paid envelope. Please sign exactly as your name appears on the label on the reverse side of this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

The Undersigned acknowledges receipt from Texas Capital Bancshares, Inc. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders dated April 20, 2004, a Proxy Statement dated April 20, 2004, and the Annual Report on Form 10-K for the year ended December 31, 2003.

Signature of Stockholder	Date

Signature of Stockholder	Date